SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2003

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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (A New York Corporation) P. O. Box 12904 Albany, New York 12212-2904 (518) 434-3049 www.energyeast.com	14-1798693
1-672	Rochester Gas and Electric Corporation (A New York Corporation) 89 East Avenue Rochester, New York 14649 (585) 546-2700	16-0612110

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  Other Events

(See report on Form 10-Q for Energy East Corporation and Rochester Gas and Electric Corporation (RG&E) for the quarter ended September 30, 2003, Item 2(a) Liquidity and Capital Resources, RG&E 2003 Electric and Gas Rate Proceeding and Sale of Ginna Station.)

RG&E 2003 Electric and Gas Rate Proceeding
On November 19, 2003, RG&E, Staff of the New York State Public Service Commission and other parties reached a detailed, comprehensive Agreement in Principle on five-year electric and gas rate plans. Therefore, RG&E by letter dated November 20, 2003, requested a one-month extension of the statutory suspension period for its 2003 Electric and Gas Rate Proceeding to permit time for the preparation and execution of detailed electric and gas joint proposals to settle all issues in this proceeding.

Sale of Ginna Station
As previously announced, RG&E is engaged in an auction process to sell its 490 MW Ginna nuclear generating station in order to comply with New York State's policy that requires divestiture of electric generation. Binding bids for Ginna station were received on November 13, 2003. RG&E is now evaluating the bids received and expects to announce a purchaser in early December 2003.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits
99-1

Letter dated November 20, 2003, to the New York State Public Service Commission (Commission) requesting the Commission to grant an additional one-month extension of the statutory suspension period for RG&E's 2003 electric and gas rate proceeding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2003	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Treasurer and Secretary
ROCHESTER GAS AND ELECTRIC CORPORATION (Registrant) By /s/Joseph J. Syta Joseph J. Syta Controller and Treasurer